Exhibit 99.1

Forterra Announces Organizational Realignment of Water Pipe & Products Segment

Irving, TX - GLOBE NEWSWIRE - July 24, 2018 - Forterra, Inc. (“Forterra” or the "Company”) (NASDAQ: FRTA), a leading manufacturer of water and drainage pipe and products in the United States and Eastern Canada, today announced an organizational realignment of its Water Pipe & Products (“Water”) segment. Rich Hunter, Chief Operating Officer, will direct the operations team and Vik Bhatia, Executive Vice President, will lead the commercial team. In their new capacities, Rich and Vik will continue to report to Jeff Bradley, Chief Executive Officer, and will succeed Bill Kerfin, previously the President of the Water segment, who has left the Company.

This organizational realignment is expected to accelerate the execution of the Company’s commercial and operational initiatives focused on driving higher margins. Rich, a seasoned operational leader, has been integrally involved with the operations team to reduce cost and improve productivity. Vik brings significant experience driving successful commercial and customer service efforts and has been working closely with the sales team on their commercial approach.

Forterra CEO Jeff Bradley commented, “Rich and Vik’s expertise, skill and leadership demonstrate the bench of talent at Forterra. They are the right leaders to drive improvement in this business, which is supported by strong end-market demand.”

The Company reaffirms its financial outlook for the second quarter of 2018, before adjustments for the financial statement impacts of the recently announced sale-leaseback amendment. Forterra provided guidance for the second quarter of 2018 in its first quarter earnings release on May 8, 2018 and subsequently announced on June 11, 2018 the anticipated impact of the sale-leaseback amendment on adjusted EBITDA and taxes.
About Forterra
Forterra is a leading manufacturer of water and drainage pipe and products in the U.S. and Eastern Canada for a variety of water-related infrastructure applications, including water transmission, distribution, drainage and stormwater systems. Based in Irving, Texas, Forterra’s product breadth and significant scale help make it a one-stop shop for water related pipe and products, and a preferred supplier to a wide variety of customers, including contractors, distributors and municipalities. For more information on Forterra, visit http://forterrabp.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management's reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company's control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.
Company Contact Information:
David J. Lawrence
Vice President of Treasury and Investor Relations
469-299-9113
IR@forterrabp.com